UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2012

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2011, PDL BioPharma, Inc. (the Company) settled its offer (the Exchange Offer) to exchange, for each $1,000 principal amount of the Company’s 2.875% Convertible Senior Notes due February 15, 2015 (the Old Notes), $1,000 principal amount of 2.875% Series 2012 Convertible Senior Notes due February 15, 2015 (the New Notes), and a cash payment. The Company’s offer was made upon the terms and subject to the conditions set forth in the Offering Memorandum dated November 15, 2011, as amended and supplemented, and in the related Letter of Transmittal. The Company accepted for exchange pursuant to the Exchange Offer $168,972,000 in aggregate principal amount of Old Notes (the Accepted Notes) from the holders thereof (the Holders). Immediately following settlement of the Exchange Offer, $11,028,000 in aggregate principal amount of Old Notes was outstanding.

At settlement of the Exchange Offer, in exchange for the Accepted Notes, the Company issued to the Holders $168,972,000 in aggregate principal amount of New Notes and paid to the Holders an aggregate of approximately $844,860 in cash. The New Notes were issued pursuant to the Indenture, dated as of January 5, 2012 (the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the Trustee).

The terms of the New Notes are governed by the Indenture. The New Notes bear interest at a rate of 2.875% per annum on the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2012, to holders of record at the close of business on the preceding February 1 and August 1, respectively. The New Notes will mature on February 15, 2015, unless earlier repurchased or converted. The Company may not redeem the New Notes prior to their stated maturity date.

Holders may convert their New Notes under the following conditions at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the New Notes, in multiples of $1,000 principal amount, under the following circumstances:

•

during any fiscal quarter commencing after the fiscal quarter ending December 31, 2011, if the closing price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price for the New Notes on the last day of such preceding fiscal quarter;

•

during the five business-day period immediately after any five consecutive trading-day period in which the trading price per $1,000 principal amount of New Notes for each trading day of that measurement period was less than 98% of the product of the closing price of the Company’s common stock and the conversion rate for the New Notes for that trading day; or

•	upon the occurrence of certain corporate transactions as provided in the Indenture.

In addition, Holders may convert their New Notes at their option at any time beginning on August 15, 2014, and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date for the New Notes, without regard to the foregoing circumstances.

The initial conversion rate for the New Notes will be 155.396 shares of the Company’s common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $6.44 per share of common stock, subject to adjustments upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will be required to pay cash and, if applicable, deliver shares of the Company’s common stock as more fully described in the Indenture.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), Holders may require the Company to repurchase their New Notes at a purchase price of 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to (but not including) the fundamental change repurchase date. Holders that convert their New Notes in connection with certain types of fundamental change (as more fully described in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate.

The events of default, which may result in the acceleration of the maturity of the New Notes, include default by the Company in the payment of principal or premium, if any, on the New Notes when due, failure to comply with its obligation to convert the New Notes in accordance with the Indenture, failure by the Company to pay any interest on any New Note when due if such failure continues for 30 days, failure by the Company to perform any other agreement required under the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture, failure by the Company to pay the purchase price of any New Note when due, failure to provide timely notice of a fundamental change, if required by the Indenture, if such failure continues for 30 days after notice of the Company’s failure to do so, failure by the Company to timely discharge certain other indebtedness, and certain events of bankruptcy or insolvency involving the Company.

If an event of default, other than an event of default involving bankruptcy or insolvency of the Company, occurs and is continuing, either the Trustee or Holders of at least 25% in aggregate principal amount of the New Notes then outstanding may declare the principal amount of all the New Notes then outstanding to be due and payable immediately. If an event of default involving bankruptcy or insolvency with respect to the Company occurs, then the principal amount of the New Notes then outstanding will automatically become immediately due and payable without any notice or other action by the Trustee or any Holder. Notwithstanding the foregoing, the Company may elect, at its option, that for the first 180 days after the occurrence of an event of default relating to a filing failure by the Company, the sole remedy shall consist of an extension fee accruing at a rate of 1% per annum of the aggregate principal amount of the New Notes then outstanding.

The foregoing summary of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of New Note included therein), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Exchange Offer expired at 5:00 p.m., New York City time, on January 3, 2012. Pursuant to the Exchange Offer, approximately $168,972,000 aggregate principal amount, representing approximately 93.9% of the outstanding principal amount of Old Notes, were exchanged for New Notes and a cash payment. The Company accepted all validly tendered Old Notes and, in exchange, issued a like principal amount of New Notes and paid a note exchange payment of $5.00 for each $1,000 principal amount of Old Notes exchanged. The Company did not receive any proceeds from the issuance of the New Notes. The New Notes are convertible into a combination of cash and shares of the Company’s common stock and are represented by a single unrestricted CUSIP number.

The New Notes were issued solely to existing security holders of the Company. The New Notes were issued, and to the extent any shares of the Company’s common stock are issued upon conversion of the New Notes, such shares will be issued, pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting tenders of the Old Notes in connection with the Exchange Offer, and the Company did not retain any dealer, manager or other agent to solicit tenders with respect to the Exchange Offer.

Item 8.01 Other Events.

On January 5, 2012, the Company issued a press release announcing the settlement and final results of the Exchange Offer. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 5, 2012, between PDL BioPharma, Inc. and The Bank of New York Mellon Trust Company, N.A, as trustee

99.1	Press Release, dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: January 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of January 5, 2012, between PDL BioPharma, Inc. and The Bank of New York Mellon Trust Company, N.A, as trustee

99.1	Press Release, dated January 5, 2012